UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/25/2017

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-04887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by UMB Financial Corporation (the “Company”) on April 28, 2017 (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s 2017 Annual Meeting of Shareholders held on April 25, 2017 (the “2017 Annual Meeting”). The sole purpose of this amendment is to disclose under Item 5.07(d) the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation paid to the Company’s named executive officers. Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(d) At the 2017 Annual Meeting, a non-binding advisory vote was conducted on the frequency of future advisory votes on the compensation paid to the Company’s named executive officers. As previously reported by the Company in the Original Form 8-K, the shareholders cast the highest number of votes for an annual advisory vote on the compensation paid to the Company’s named executive officers.

In light of the shareholder vote at the 2017 Annual Meeting, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation paid to the Company’s named executive officers annually until the next vote on the frequency of future shareholder advisory votes on executive compensation. The next advisory vote on the frequency of future advisory votes on executive compensation will occur no later than the Company’s Annual Meeting of Shareholders to be held in 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Ram Shankar
Ram Shankar
Chief Financial Officer

Date: July 25, 2017